UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 5, 2022

Enjoy Technology, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39800	98-1566891
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3240 Hillview Ave Palo Alto, California	94304
(Address of principal executive offices)	(Zip Code)

(888) 463-6569

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	ENJY	The Nasdaq Stock Market LLC
Warrants to purchase common stock	ENJYW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 5, 2022, Fareed Khan resigned as the Chief Financial Officer of Enjoy Technology, Inc. (the “Company”) effective April 29, 2022 to pursue other opportunities.

Effective April 13, 2022, Cal R. Hoagland, a partner in FLG Partners, LLC, a Silicon Valley chief financial officer services and board advisory firm (“FLG”), will be retained as the interim Chief Financial Officer and, effective upon the departure of Mr. Khan, shall be the principal financial and accounting officer of the Company until such time as the Company completes its search for a new Chief Financial Officer.

Mr. Hoagland, age 65, has been a partner in and member of FLG since May 2005. Mr. Hoagland has provided interim chief financial officer and interim financial executive services to a number of public and private technology companies while with FLG. Prior to FLG, Mr. Hoagland was the chief financial officer for several public technology companies. Earlier in his career he was a manager with Coopers & Lybrand, now PricewaterhouseCoopers LLP. Mr. Hoagland holds a B.S. in Accounting from San Jose State University.

In connection with Mr. Hoagland’s becoming the Company’s interim Chief Financial Officer and principal financial and accounting officer, the Company entered into a consulting agreement with FLG for the provision of Mr. Hoagland’s services (the “Agreement”). Pursuant to the Agreement, FLG will be paid $2,600 per day, up to six days per week, subject to any daily maximums that the Company and FLG may establish from time to time. In addition, the Company will grant Mr. Hoagland restricted stock units (“RSUs”) with an aggregate grant date value equal to $405,600 (the “RSU Award”), which value is calculated based on a per diem amount of $2,600, assuming Mr. Hoagland works no more than six days a week for six months. The number of RSUs subject to the RSU Award will be determined based on the Company’s closing share price on the date of grant. The RSUs subject to the RSU Award will vest on a daily basis in substantially equal installments on each day Mr. Hoagland works and invoices the Company during the period commencing as of the date of grant and ending on the date that is six months thereafter, subject to Mr. Hoagland’s continued service with the Company through each applicable vesting date. To the extent vested, the RSUs will be settled in shares of the Company’s common stock on the first business day of each calendar month following the date of grant. Additionally, Mr. Hoagland intends to enter into a Section 10b5-1 trading plan for the systematic sale in the following month of all shares paid pursuant to our consulting agreement with FLG.

The Agreement also requires the Company to indemnify Mr. Hoagland and FLG in connection with the performance of services for the Company. The Agreement has an indefinite term and is terminable by either party upon 45 days’ advance written notice.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2022.

There are no other arrangements or understandings between Mr. Hoagland and any other persons pursuant to which he was selected as an officer of the Company. There are also no family relationships between Mr. Hoagland and any director or executive officer of the Company and Mr. Hoagland has no direct or indirect material interest in any related party transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure

On April 11, 2022, the Company issued a press release announcing the resignation of Mr. Khan as the Company’s Chief Financial Officer and appointment of Mr. Cal Hoagland as the Company’s Interim Chief Financial Officer.

A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01. This information, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

Exhibit No.

99.1	Enjoy Technology, Inc. Press Release dated April 11, 2022.

104	Cover Page Interactive Data File, formatted in Inline XBRL (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENJOY TECHNOLOGY, INC.

Dated: April 11, 2022

	By:	/s/ Ron Johnson
Ron Johnson
Chief Executive Officer